Exhibit 10.4

ADVANCE INVESTMENT AGREEMENT

THIS ADVANCE INVESTMENT AGREEMENT (this “Agreement”) is entered into as of October 10, 2017, by and among TechCare Corp., a Delaware corporation (the “Company”), and the Investors listed in Schedule 1 attached hereto (each an “Investor” and together, the “Investors”).

WHEREAS, the Investors, severally and not jointly, have agreed to provide the Company with a bridge investment in the aggregate amount of US$250,000 (Two Hundred and Fifty Thousand United States Dollars) (the “Investment Amount”); and

WHEREAS, the Company desires to receive from the Investors the Investment Amount, and the Investors are willing, severally and not jointly, to provide the Investment Amount to the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	THE INVESTMENT AMOUNT.

1.1 At and subject to the Closing (as defined below), the Investors shall provide the Company and the Company shall receive from the Investors the Investment Amount, in accordance with the allocation set forth in Schedule 1 attached hereto.

1.2 The obligations of the Investors to extend their respective portions of the Investment Amount are several and not joint, and each Investor separately shall be entitled to enforce its rights under this Agreement (and be liable) with respect to its respective portion of the Investment Amount.

2.	CLOSING.

2.1 Closing Date. Subject to the fulfillment of the conditions set forth in Section 7 below, the closing of the payment and receipt of the Investment Amount (the “Closing”) shall take place at the offices of Meitar Liquornik Geva Leshem Tal, Law Offices, 16 Abba Hillel Road, Ramat Gan, Israel, or remotely, via the exchange of documents and signatures, on the date hereof, or by such other means or at such other date or place as may be agreed by the Investors providing a majority of the Investment Amount (the “Majority Investors”) and the Company (the date on which the Closing actually occurs, the “Closing Date”).

2.2 Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Company shall deliver to each of the Investors the true and correct copies of the resolutions of the Company’s Board of Directors approving, inter alia, this Agreement and the transactions contemplated hereby;

(b) Each Investor shall cause the transfer to the Company of its respective portion of the Investment Amount, as set forth opposite the name of such Investor in Schedule 1 attached hereto, by wire transfer, or such other form of payment as is mutually agreed by the Company and the Investors, to such bank account as the Company shall instruct the Investors in writing.

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3.	ISSUANCE OF SHARES.

3.1 Issuance upon a Trigger Date.

In the event that the Company has not consummated the Asset Purchase Agreement with Naturalicious Holding B.V. prior to or on December 31, 2017 (the “Trigger Date”), then the entire then outstanding Investment Amount shall be automatically converted into shares of common stock of the Company (the “Shares”) on the first business day following the Trigger Date, at a price per share equal to 70% of the VWAP (as defined below) of the Company’s common stock as of such date. The shares issued upon conversion of the Investment Amount (and the applicable shares issued upon conversion under each of the conversion provisions of this Agreement are referred to herein as the “Conversion Shares”).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on the OTCQB, the daily volume weighted average price of a Share for the five trading days prior to such date on the OTCQB as reported by OTC Markets Group, Inc. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Majority Investors and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3.2 Issuance upon a Deemed Liquidation Event.

Unless previously converted or repaid, in the event of the consummation of a Deemed Liquidation Event (as defined below), excluding the consummation of the Asset Purchase Agreement with Naturalicious Holding B.V., which shall be considered a Certain Event (as defined below), then immediately prior to the closing of the Deemed Liquidation Event the entire outstanding Investment Amount shall be automatically converted at a price per share equal to 70% of the VWAP of the Company’s common stock as of such date.

“Deemed Liquidation Event” means (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting company or if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

4.	MECHANICS OF ISSUANCE OF SHARES.

4.1 No Fractional Shares. The issuance of shares hereunder shall be calculated based on the aggregate Investment Amount to be converted by each Investor and upon conversion, no fractional shares shall be issued to any Investor. The number of Conversion Shares to be issued to each Investor shall be rounded to the nearest whole number.

4.2 Issuance. The Company shall, immediately upon any conversion of the Investment Amount, issue and deliver to each Investor a certificate or book entry confirmation representing the number of the Conversion Shares to which such Investor is entitled upon conversion of its portion of the Investment Amount. Each Investor, by entering into this Agreement, consents to the placement of legend(s) on all securities issued hereunder with respect to restrictions on transferability thereof in order to ensure compliance with applicable securities laws.

4.3 Rights as Shareholder. From the date of occurrence of a conversion as set forth in Section 3 and thereafter, whether or not the Conversion Shares required to be issued to an Investor have actually been issued, such Investor shall be deemed to be the holder of such Conversion Shares, and shall be deemed to have all rights, preferences, powers, privileges, restrictions, qualifications and limitations required to be granted in connection with such Conversion Shares.

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4.4 Further Assurance. Each of the Investors agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and shall perform such further acts as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby, including, without limitation.

4.5 Effect of Conversion. Upon conversion in full of the Investment Amount pursuant to Section 3 above and the grant to the Investors of the rights, preferences, powers and privileges required to be granted in connection with the Conversion Shares, any obligations of the Company towards the Investors hereunder shall be deemed satisfied in full.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Investor that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

5.1 Organization. The Company is a company duly organized and validly existing under the laws of its jurisdiction and has all requisite corporate power and authority to carry on its business as currently conducted and as currently proposed to be conducted.

5.2 Authorization. The Company has the full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated hereby, and each of this Agreement and the other agreements contemplated hereby or which are ancillary hereto, when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3 No Conflict; Consents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the certificate of incorporation and by-laws of the Company; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Company is subject; (iii) any material contract or agreement, lease, license or commitment to which the Company is a party or by which it is bound; or (iv) any applicable law; (b) result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company; or (c) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, on the part of the Company, which has not heretofore been obtained or will be obtained prior to Closing.

5.4 Valid Issuance. Upon any conversion of the Investment Amount as set forth herein, the Conversion Shares shall be duly and validly issued, fully paid, and non-assessable, issued in compliance with all applicable state securities laws, and free and clear of liens, pledges, charges, encumbrances or other restrictions on transfer of any kind (including, without limitation, preemptive rights), other than as may be specified under applicable securities laws and other than liens or encumbrances created by or imposed on each Investor as to itself.

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5.5 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending, or, to the Company’s knowledge, currently threatened in writing against the Company, any of its properties or any officer, director or employee of the Company, or that questions the validity of the Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by the Agreement. Neither the Company nor, to the Company’s knowledge, any of its officers, directors, consultants or employees is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened in writing (or any basis therefor known to the Company) involving the prior engagement of any of the Company’s employees their services provided in connection with the Company’s business, any information or technologies allegedly proprietary to any of their former employers or their obligations under any agreements with former employers.

6.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each of the Investors, severally and not jointly, hereby represents and warrants, with respect to itself only, that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date) and as of the date of the issuance of the Conversion Shares; except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

6.1 Authorization; Organization. The Investor is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it has been incorporated and has full power and authority to enter into this Agreement. This Agreement when executed and delivered by the Investor, and assuming the due authorization, execution and delivery by the other parties hereto, constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.2 Purchase Entirely for Own Account. The Conversion Shares to be issued upon conversion hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to any of the Conversion Shares. The Investor has not been formed for the specific purpose of acquiring the Conversion Shares.

6.3 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of the offering of the Conversion Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit, modify or qualify the representations and warranties of the Company in Section 5 of this Agreement or the right of the Investor to rely thereon. The Investor acknowledges that any projections provided (if any) by the Company are uncertain in nature, and that some or all of the assumptions underlying such projections may not materialize or will vary significantly from actual results.

6.4 Investment Experience; Accredited Investor; Non-U.S. Person. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Conversion Shares. The Investor is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, all as amended, the “Securities Act”), or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor is a non U.S. Person, such Investor (x) is not acquiring the Conversion Shares for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the issuance of the Conversion Shares, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act).

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6.5 Restricted Securities. The Conversion Shares will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Conversion Shares have not and will not be registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein.

6.6 Legends. The Conversion Shares, and (if applicable) any securities issued in respect of or exchange for the foregoing may be notated with the following or a similar legend as well as other legends as may be required by applicable securities laws: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

6.7 Exculpation among Investors. The Investor is not relying upon any other Investor in making its investment or decision to invest in the Company. Neither of the other Investors nor the respective controlling persons, officers, directors, partners, agents, employees or legal or other advisors of any such other Investors shall be liable to any the Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Conversion Shares.

7.	CONDITIONS TO CLOSING.

The obligation of each Investor to disburse the Investment Amount to the Company on the Closing Date is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Majority Investors (whose waiver shall bind all Investors):

(a) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(b) Consents, etc. The Company shall have secured at or prior to the Closing, all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and the transactions contemplated by this Agreement.

(c) Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 2.2(a) shall be in a form as attached to this Agreement, or in a form and substance satisfactory to the Majority Investors and shall have been delivered to the Investors.

8.	CERTAIN EVENTS.

Notwithstanding anything herein to the contrary, unless earlier converted pursuant to Section 3 above, solely upon the occurrence of a Certain Event, the Company shall, unless otherwise directed by the Majority Investors, be required to pay to each Investor an amount equal the entire Investment Amount of such Investor, in cash. Payment of such amounts shall be made in lawful money of the United States of America, by wire transfer to such bank account as each Investor shall instruct the Company in writing prior to such payment. To the extent the Company is unable to pay such amounts in full to all Investors, then such payment shall be made on a pro-rata basis, based on their respective portion of the Investment Amount. Each of the following shall constitute a “Certain Event”:

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8.1 The consummation of an Asset Purchase Agreement with Naturalicious Holding B.V. prior to or on December 31, 2017.

8.2 The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect (collectively “Bankruptcy Laws”), or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing and such actions are not stayed, enjoined, or discharged within forty five (45) days from their commencement;

8.3 The appointment of a receiver or trustee over the whole or any part of the Company’s assets and such appointment is not stayed, enjoined or discharged within forty five (45) days from its commencement;

8.4 Any involuntary petition or proceeding under any Bankruptcy Laws is instituted against the Company, which has not been terminated within forty five (45) days thereafter;

8.5 The transaction of the business of the Company is suspended, substantially curtailed or ceased for a period longer than forty five (45) days; or

8.6 The Company adopts one or more resolutions for dissolution, liquidation, bankruptcy or winding-up of the Company.

The Company shall notify the Investors in writing immediately upon the occurrence of any such Certain Event (without regard to any grace or cure period specified therein). For the avoidance of doubt, without limitation of the payment obligations of the Company under this Section 8, the Company shall have no right to repay the Investment Amount in whole or in part at any time and for any reason.

9.	MISCELLANEOUS.

9.1 Fees and Expenses. Except as otherwise specified herein, each party hereto shall bear and be responsible for its own expenses in connection with the transactions contemplated under this Agreement.

9.2 Taxes. Each Investor shall bear and be responsible to pay in cash (to the Company or the relevant tax authorities, as applicable) all taxes attributable to it, if any, in connection with or as a result of the transactions contemplated under this Agreement. In the event that pursuant to any law or regulation, tax is required to be withheld at source from any payment or repayment made to an Investor, the Company shall withhold said tax at the rate set forth in the certification issued by applicable tax authority at the rate determined by said law or regulation, unless such Investor has presented the Company with a valid tax withholding exemption certificate or certificate for reduced tax rate, issued by the applicable tax authority. Each Investor undertakes to deliver to the Company, on or prior to the conversion or repayment of the Investment Amount, a valid withholding tax certificate issued by the applicable tax authority according to which it is explicitly exempt from a withholding tax on such conversion, or the payment in cash to the Company of tax that should be withheld and be remitted to the applicable tax authority, as calculated by the Company in its own discretion.

9.3 Survival. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive from the Closing until the earlier of the conversion of the Investment Amount under Section 3 or the payment in full of the Investment Amount, except that Sections 5.1 and 5.5 shall survive until the earlier of: (i) the applicable statute of limitations or (ii) the consummation of a Deemed Liquidation Event.

9.4 Entire Agreement. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof, and supersede all prior agreements and understandings, both written and oral, among any of the parties hereto, with respect to the subject matter hereof (with no concession being made as to the existence of any such prior agreements or understandings).

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9.5 Amendment; Waiver. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of the Company and the Majority Investors, except that no Investor shall be required to increase its respective Investment Amount without its prior written consent. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the prior written consent of the party against which enforcement of such waiver shall be sought (and in case enforcement will be sought against the Investors, of the Majority Investors).

9.6 Assignment. This Agreement may not be assigned by the Investors or the Company, without the prior written consent of the Investors or the Company, as the case may be.

9.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with to the laws of the State of Delaware, disregarding its conflict of laws rules. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent courts located in Wilmington, Delaware and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such courts. Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the abovementioned courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from the abovementioned court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the abovementioned court, and (iv) irrevocably consents to service of process in the manner provided by Section 9.11 or as otherwise provided by applicable law.

9.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

9.9 Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety, and not to any particular provision hereof, and all references herein to Sections shall be construed to refer to Sections to this Agreement. Reference to “governmental authorities” (or similar terms) shall include any: (a) nation, principality, state, commonwealth, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental, quasi-governmental or regulatory body of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit, or body, or (d) court, public or private arbitrator or other public tribunal. Reference to a “person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental authority or other entity, including, any party to this Agreement. Any reference to a “day” or a number of days (without explicit reference to “business days”) shall be interpreted as a reference to a calendar day or number of calendar days, and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action may be deferred until the first business day thereafter (where “business day” shall mean Monday thru Friday, excluding holidays in the State of Delaware).

9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

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9.11 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (with electronic conformation of delivery) on a business day and during normal business hours of the recipient, and otherwise on the first business day in the place of recipient, (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written confirmation of receipt. All communications shall be sent to the respective parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section 9.11, or, in the case of the Investors, as used for purposes of sending shareholders’ notices by the Company.

If to the Company:

TechCare Corp. (c/o Novomic Ltd.)

23 Hamelacha St., Rosh Ha’in, Israel

Attention: Shlomi Arbel, Chief Executive Officer

Telephone: 972 3 7503060

Facsimile: 972 3 7503057

E-mail: shlomi@techcareltd.com

If to Investors: as set forth on Schedule 1 attached hereto.

9.12 Waiver of Conflict; Acknowledgment. Each of the Investors acknowledges and agrees that it was advised, prior to the date hereof, that the law firm Meitar Liquornik Geva Leshem Tal is representing the Company in connection with this Agreement and the transactions contemplated hereby, that the Company and such Investors have previously provided their consent to the foregoing in accordance with the applicable rules and that no Investor shall have any right, claim or demand against any party, such law firm or any of its employees, partners or representatives with respect to the foregoing.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, binding and enforceable against the parties so executing the same; it being understood that all parties need not sign the same counterpart. Counterparts may also be delivered by facsimile or email transmission (in pdf format or the like, or signed with docusign, e-sign or any similar form of signature by electronic means) and any counterpart so delivered shall be sufficient to bind the parties to this Agreement, as an original.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Advance Investment Agreement to be executed by their respective duly authorized officers as of the date first above written.

COMPANY:

/s/ Shlomi Arbel
TechCare Corp.

By:	TechCare Corp
Name:	Shlomi Arbel
Title:	CEO

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IN WITNESS WHEREOF, the undersigned have caused this Advance Investment Agreement to be executed by their respective duly authorized officers as of the date first above written.

INVESTORS:

	/s/ Zvi Yemini		/s/ Oren Traistman
	Y.M.Y Industry Ltd.		Traistman Radziejewski Fundacja Ltd.

By:	Zvi Yemini	By:	Oren Traistman
Title:	Chairman & CEO	Title:	Chairman & CEO

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Schedule 1

The investors

Investor	Address	Investment Amount (US$)

Y.M.Y Industry Ltd.	38 Yefet St. Tel Aviv, Israel	$200,000
Traistman Radziejewski Fundacja Ltd.	C/O Oren Traistman –
	15A Yahalom St.
	Shoham, Israel	$50,000
Total:		$250,000

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FIRST AMENDMENT TO

ADVANCE INVESTMENT AGREEMENT

THIS FIRST AMENDMENT TO ADVANCE INVESTMENT AGREEMENT (this “Amendment”) is entered into as of November 17, 2017, by and between TechCare Corp., a Delaware corporation (the “Company”), and the existing investors listed in Schedule I attached thereto (the “Existing Investors”).

WHEREAS, the Company and the Existing Investors are parties to that certain Advance Investment Agreement dated as of October 17, 2017 (the “Advance Agreement”), pursuant to which, the Existing Investors, severally and not jointly, agreed to provide the Company with a bridge investment in the aggregate amount of US$250,000 (Two Hundred and Fifty Thousand United States Dollars) (the “Investment Amount”);

WHEREAS, the Company and the Existing Investors wish to cause the conversion of the Investment Amount upon the consummation of an investment in the Company of US$200,000 by Y.M.Y Industry Ltd.; and

WHEREAS, in accordance with Section 9.5 of the Advance Agreement, this Amendment may be executed by written consent of the Company and the Majority Investors.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions; Effectiveness of Amended Agreement

1.1.	Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to them in the Advance Agreement.

1.2.	Other than as specifically amended hereby, the provisions of the Advance Agreement shall remain in full force and effect. In the event of contradiction between any provision of the Advance Agreement and an amendment thereto as set forth herein, such amendment shall prevail.

2.	Amendment to the Advance Agreement; Conversion of Investment Amount.

2.1.	Notwithstanding anything to the contrary in the Advance Agreement, the Company and the Existing Investors agree that, in the event the Investment Amount has not been previously converted or repaid under the terms of the Advance Agreement, then, upon the consummation of an investment in the Company of US$200,000 by Y.M.Y Industry Ltd. the entire then outstanding Investment Amount shall be automatically converted into Shares, at a price per share of $0.224, reflecting 70% of the VWAP of the Company’s common stock as of such date.

3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to Advance Investment Agreement to be executed by their respective duly authorized officers as of the date first above written.

COMPANY:

/s/ Shlomi Arbel
TechCare Corp.

Name:	Shlomi Arbel
Title:	Chief executive Officer

INVESTORS:

	/s/ Zvi Yemini		/s/ Oren Traistman
	Y.M.Y Industry Ltd		Traistman Radziejewski Fundacja Ltd.

Name:	Zvi Yemini	Name:	Oren Traistman
Title:	Chairman & CEO	Title:	Chairman & CEO

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